Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-225528

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A Common Stock, par value $0.0001	3,416,070	$39.77	$135,857,104	$17,635

(1)	Calculated in accordance with Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-225528) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Prospectus Supplement

(To Prospectus dated June 8, 2018)

3,416,070 Shares

Class A Common Stock

_________________________

We are offering 3,416,070 shares of our Class A common stock, par value $0.0001 per share, that are being issued pursuant to an underwriting agreement (the “Underwriting Agreement”) between us and J.P. Morgan Securities LLC, as representative of the Underwriters (as defined herein).

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SHAK.” The last reported sale price of our Class A common stock on the NYSE on April 17, 2020 was $43.50 per share. We have two classes of common stock: Class A common stock and Class B common stock. Each share of Class A common stock and Class B common stock entitles its holder to one vote on all matters presented to our stockholders generally. All of our Class B common stock is held by the Continuing SSE Equity Owners (as defined herein) on a one-to-one basis with the number of LLC Interests (as defined herein) of SSE Holdings (as defined herein) they own. See “About this Prospectus Supplement” and “Prospectus Supplement Summary.”

The Underwriters have agreed to purchase our Class A common stock from us at a price of $39.77 per share, which will result in $135,857,104 of aggregate proceeds to us, before expenses. The Underwriters may offer our Class A common stock in one or more transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting.”

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 ___________________

J.P. Morgan	BofA Securities	Wells Fargo Securities

___________________

The date of this prospectus supplement is April 17, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3 (File No. 333-225528) that we filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2018 as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may sell shares of our Class A common stock, preferred stock, debt securities, warrants, rights and units under the prospectus included in the registration statement from time to time at prices and on terms to be determined by market conditions at the time of the offering described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Underwriters have authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Underwriters are making an offer to sell our Class A common stock in any jurisdiction where the offer or sale is not permitted.

Before purchasing any securities, you should carefully read both this prospectus supplement, the accompanying base prospectus and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” This prospectus supplement, the accompanying base prospectus or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell any securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

S-ii

As used in this prospectus supplement, unless the context otherwise requires:

•	“we,” “us,” “our,” the “Company,” “Shake Shack” and other similar references refer to Shake Shack Inc., and, unless otherwise stated, all of its subsidiaries, including SSE Holdings, LLC, which we refer to as “SSE Holdings,” and all of its subsidiaries. We are a holding company with no direct operations, and our principal asset is our equity interest in SSE Holdings. We also are the sole managing member of SSE Holdings.

•	“Original SSE Equity Owners” refers to the owners of SSE Holdings prior to our IPO (as defined below), including Daniel H. Meyer and affiliates.

•	“Continuing SSE Equity Owners” refers to those Original SSE Equity Owners (and their affiliate transferees) that continue to own LLC Interests (as defined below) as of the date of this prospectus supplement and who may redeem their remaining LLC Interests for shares of our Class A Common Stock, including Daniel H. Meyer and affiliates, and certain of our executive officers.

•	“IPO” refers to the Company’s initial public offering, which closed on February 4, 2015, of 5,750,000 shares of our Class A Common Stock at a public offering price of $21.00 per share.

•	“LLC Interests” refers to the single class of common membership interests of SSE Holdings.

TRADEMARKS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include our trademarks, trade names and service marks, such as “Shake Shack®,” “ShackBurger®,” “ ®,” “” “Shack-Cago Dog®,” “SmokeShack®,” “ShackMeister®,” “Shack20®,” “Pooch-ini®” and “Stand for Something Good®,” which are protected under applicable intellectual property laws and are our property. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, filed with the SEC on February 24, 2020, under Item 8.01 of our Current Report on Form 8-K filed with the SEC on March 17, 2020 and under Item 8.01 of our Current Report on Form 8-K filed on April 17, 2020, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. The principles of “Enlightened Hospitality,” as defined by Danny Meyer, state that we prioritize our own people above all else, because we understand that taking care of each other is the foundation that enables us to provide uncommon excellence and hospitality to our team members, guests, our community, our suppliers and our stockholders. We refer to our customers as “guests,” as we treat anyone who walks into our restaurants, or “Shacks,” as if they were guests in our home. Except as specifically noted or as the context otherwise implies, the description of our menu, supply chain and operations in this prospectus supplement applies to our domestic company-operated Shacks, as some of the Shacks operated by our licensees vary in menu, supply chain and operations.

OVERVIEW OF SHAKE SHACK

Shake Shack is a modern day “roadside” burger stand serving a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, crinkle cut fries, shakes, beer, wine and more. Originally founded in 2001 by Danny Meyer’s Union Square Hospitality Group, or USHG, which owns and operates some of New York City’s most acclaimed and popular restaurants—such as Union Square Cafe, Gramercy Tavern and Maialino—to name a few. Shake Shack began as a hot dog cart to support the rejuvenation of New York City’s Madison Square Park through its Conservancy’s first art installation, “I Y Taxi.” The cart was an instant success, with lines forming daily throughout the summer months over the next three years. In response, the city’s Department of Parks and Recreation awarded Shake Shack a contract to create a kiosk to help fund the park’s future. In 2004, Shake Shack officially opened. Soon it became a gathering place for locals alike, and a beloved New York City institution, garnering significant media attention, critical acclaim and a passionately-devoted following. Since its inception, Shake Shack has grown rapidly—with 275 Shacks, as of December 25, 2019, in 15 countries and 30 states, as well as the District of Columbia—and we continue to expand globally bringing the Shake Shack experience to new guests around the world.

CORPORATE INFORMATION

Shake Shack Inc. was incorporated as a Delaware corporation on September 23, 2014. Our corporate headquarters are located at 225 Varick Street, Suite 301, New York, New York 10014. Our telephone number is (646) 747-7200. Our principal website address is www.shakeshack.com. The information on any of our websites is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement.

THE OFFERING

Class A common stock offered by us	3,416,070 shares

Class A common stock to be outstanding immediately after this offering	37,833,372 shares

Use of Proceeds

We intend to use the net proceeds that we receive from this offering to purchase newly-issued LLC Interests from SSE Holdings at a purchase price per interest equal to the public offering price per share of Class A common stock in this offering.

We intend to cause SSE Holdings to use such proceeds as follows: for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors.”

New York Stock Exchange symbol	“SHAK”

The number of shares of our Class A common stock to be outstanding immediately after this offering as shown above is based on 34,417,302 shares of Class A common stock outstanding as of December 25, 2019 and excludes:

●	3,338,374 shares of Class A common stock reserved for issuance under our 2015 Incentive Award Plan;

●	1,159,882 shares of Class A common stock reserved for equity awards outstanding under the 2015 Incentive Award Plan; and

●	3,117,002 shares of Class A common stock reserved for future issuance upon redemption or exchange of LLC Interests by the Continuing SSE Equity Owners.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. You should also consider the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, under Item 8.01 of our Current Report on Form 8-K filed on March 17, 2020 and under Item 8.01 of our Current Report on Form 8-K filed on April 17, 2020, each of which are incorporated by reference herein. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors’’ section, and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, under Item 8.01 of our Current Report on Form 8-K filed on March 17, 2020 and under Item 8.01 of our Current Report on Form 8-K filed on April 17, 2020, including as those relate to our ability to comply with the covenants in our credit facility. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment.

Risks Relating to this Offering and our Class A Common Stock

The market price of our Class A common stock has been and may continue to be volatile or may decline regardless of our operating performance.

The market price for our Class A common stock has been and may continue to be volatile. In addition, the market price of our Class A common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	the ongoing implications of the novel coronavirus (COVID-19 virus) on our business and operations, which include, among other things, reduced customer traffic at our restaurants, potential increases in commodity costs, closures of or reduced operating hours at our affected restaurants, our ability to implement growth plans, adverse effects on the health of our workforce, our financial results and liquidity, and may also include potential inability to obtain supplies, increases in commodity costs and our ability to comply with covenants under our credit facility;

•	low same-Shack sales growth compared to market expectations;

•	delays in the planned openings of new Shacks;

•	temporary or prolonged Shack closures;

•	quarterly variations in our operating results compared to market expectations;

•	changes in preferences of our guests;

•	adverse publicity about us, the industries we participate in or individual scandals;

•	announcements of new offerings or significant price reductions by us or our competitors;

•	stock price performance of our competitors;

•	substantial future sales of our Class A common stock;

•	changes in the price and availability of food commodities, particularly beef and dairy;

•	fluctuations in stock market prices and volumes;

•	actions by competitors;

•	changes in senior management or key personnel;

•	changes in financial estimates by securities analysts;

•	negative earnings or other announcements by us or other restaurant companies;

•	downgrades in our credit ratings or the credit ratings of our competitors;

•	incurrence of indebtedness or issuances of capital stock;

•	global economic, legal and regulatory factors unrelated to our performance; and

•	the other factors incorporated by reference in this prospectus supplement and the accompanying prospectus.

Volatility in the market price of our Class A common stock may cause investors to suffer a loss on their investment.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds of this offering to purchase newly issued LLC Interests as described in “Use of Proceeds.” We cannot specify with certainty the particular uses of the net proceeds that SSE Holdings will receive from such purchase. Our management will have broad discretion in SSE Holdings’ application of such proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may cause SSE Holdings to spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to cause SSE Holdings, to apply these funds effectively could harm our business. Pending their use, SSE Holdings may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Sale of our Class A common stock by existing stockholders, or the perception that these sales may occur, especially by directors, executive officers or significant stockholders of Shake Shack, may cause our stock price to decline.

If our existing stockholders, in particular our directors, executive officers or other affiliates, sell substantial amounts of our Class A common stock in the public market, or are perceived by the public market as intending to sell, the trading price of our Class A common stock could decline. In addition, sales of these shares of Class A common stock could impair our ability to raise capital, should we wish to do so. We cannot predict the timing or amount of future sales of our Class A common stock by existing stockholders, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A common stock.

You may experience future dilution as a result of future equity offerings.

We expect to issue 3,416,070 shares of of our Class A common stock as part of the offering contemplated by this prospectus supplement. In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock, including pursuant to our at-the-market sales program. We cannot predict the effect, if any, of future sales of our Class A common stock, or the availability of our Class A common stock for future sales, on the value of our Class A common stock, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Class A common stock pursuant to the offering contemplated by this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, outlook and plans and objectives of management for future operations, including, among others, statements regarding expected new Shack openings, expected same-Shack sales growth, future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

•	the ongoing implications of the novel coronavirus (COVID-19 virus) on our business and operations, which include, among other things, reduced customer traffic at our restaurants, potential increases in commodity costs, closures of or reduced operating hours at our affected restaurants, our ability to implement growth plans, adverse effects on the health of our workforce, our financial results and liquidity, and may also include potential inability to obtain supplies, increases in commodity costs and our ability to comply with covenants under our credit facility;

•	our inability to successfully identify and secure appropriate sites and timely develop and expand our operations;

•	our inability to protect our brand and reputation;

•	our failure to prevent food safety and food-borne illness incidents;

•	shortages or interruptions in the supply or delivery of food products;

•	our inability to maintain our international supply chain;

•	our dependence on a small number of suppliers and a single distribution company for the majority of our domestic distribution needs;

•	our inability to protect against security breaches of confidential guest information;

•	competition from other restaurants;

•	changes in consumer tastes and nutritional and dietary trends;

•	our inability to manage our growth;

•	our inability to open profitable Shacks;

•	our failure to generate projected same-Shack sales growth;

•	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;

•	our dependence on long-term non-cancelable leases;

•	our failure to meet the operational and financial performance guidance we provide to the public;

•	our dependence on key members of our executive management team;

•	our inability to identify or employ qualified individuals for our workforce;

•	labor relations difficulties;

•	our vulnerability to increased food commodity and energy costs;

•	our vulnerability to health care costs and labor costs;

•	our vulnerability to global financial market conditions;

•	our sale of alcoholic beverages;

•	our dependence on a limited number of licensees;

•	our inability to maintain good relationships with our licensees;

•	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

•	our ability to adequately protect our intellectual property;

•	our business model being susceptible to litigation;

•	failure to obtain and maintain required licenses and permits to comply with alcoholic beverage or food control regulations;

•	our vulnerability to adverse weather conditions in local or regional areas where our Shacks are located; and

•	our realization of any benefit from the tax receivable agreement entered into at the time of the IPO and our organizational structure.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference into this prospectus supplement primarily on current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the matters described in these forward-looking statements is subject to risks, uncertainties and other factors described above and in the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and under a similar heading in our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, under Item 8.01 of our Current Report on Form 8-K filed on March 17, 2020 and under Item 8.01 of our Current Report on Form 8-K filed on April 17, 2020 and other documents incorporated by reference into this prospectus supplement. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference into this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement speak only as of the date made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us of the sale of the Class A common stock that we are offering will be approximately $135,857,104, before estimated offering expenses. Our management will have broad discretion over the uses of the net proceeds in this offering.

Our management will have broad discretion over the uses of the net proceeds in this offering. We intend to use the net proceeds that we receive from this offering to purchase newly-issued LLC Interests from SSE Holdings at a purchase price per interest equal to the public offering price per share of Class A common stock in this offering.

We intend to cause SSE Holdings to use such proceeds as follows: for working capital and other general corporate purposes.

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. The net proceeds may be invested temporarily until they are used for their stated purpose or for general corporate purposes.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not currently expect to pay any cash dividends on our Class A common stock. Holders of our Class B common stock are not entitled to participate in any dividends declared by our Board of Directors. Any future determination to pay dividends to holders of our Class A common stock will be at the discretion of our Board of Directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, restrictions in SSE Holdings’ debt agreements and other factors that our Board of Directors deems relevant. We are a holding company, and substantially all of our operations are carried out by SSE Holdings and its subsidiaries. Additionally, under the revolving credit facility, SSE Holdings is currently restricted from paying cash dividends, and we expect these restrictions to continue in the future, which may in turn limit our ability to pay dividends on our Class A common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code; and

•	persons that own, or are deemed to own, our Class B common stock.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

We do not currently expect to make any cash distributions to holders of our Class A common stock. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of distributions not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below regarding effectively connected income, backup withholding and payments made to certain foreign accounts, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the same rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules or rates.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and payments made to certain foreign accounts, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the same rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market (such as NYSE), and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above at all times in the future.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below regarding payments made to certain foreign accounts, payments of dividends on our Class A common stock to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person and such holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or such holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund, or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated hereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our Class A common stock in respect of amounts withheld.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING

J.P. Morgan Securities LLC is acting as the book-running manager of the offering and as representative of the underwriters (the “Underwriters”). We have entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from us, at the price set forth on the cover page of this prospectus supplement, 3,416,070 shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	2,903,660
BofA Securities, Inc.	341,607
Wells Fargo Securities, LLC	170,803
Total	3,416,070

The Underwriters are committed to purchase all the shares Class A common stock offered by us if it purchases any shares. The Underwriting Agreement also provides that if an Underwriter defaults, the purchase commitments of non-defaulting Underwriters may also be increased or the offering may be terminated.

The Underwriters have agreed to purchase the shares of Class A common stock from us at a price of $39.77 per share, which will result in net proceeds to us, before estimated expenses related to this offering, of approximately $135,857,104.

The Underwriters propose to offer the shares of Class A common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The Underwriters may effect such transactions by selling the shares of Class A common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or purchasers of shares of Class A common stock for whom they may act as agent or to whom they may sell as principal. The difference between the price at which the Underwriters purchase shares and the price at which the Underwriters resell such shares may be deemed to be underwriting compensation.

In order to facilitate the offering of the Class A common stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the Underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The Underwriters can close out a short sale by purchasing shares in the open market. As an additional means of facilitating this offering, the Underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. The Underwriters have agreed to reimburse us for certain expenses incurred in connection with this offering.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SHAK”.

We estimate that the total expenses of the offering payable by us will be approximately $625,000.

The Underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriters have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of Wells Fargo Securities, LLC is a lender under our credit facility. Such affiliate may receive a portion of the proceeds from the sale of our Class A common stock in this offering in the event that such proceeds are used to repay our loans under our credit facility. Each of the Underwriters is an agent under our Distribution Agreement, dated April 17, 2020, pursuant to which we may offer and sell shares of our Class A common stock through any of the Underwriters.

In addition, in the ordinary course of their business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the Underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the initial public offering in that Relevant State prior to the publication of a prospectus in relation to the Class A common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Class A common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A common stock to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of Class A common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York is acting as counsel for the Underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Shake Shack Inc. appearing in Shake Shack Inc.’s Annual Report (Form 10-K) for the fiscal year ended December 25, 2019 (including schedules appearing therein), and the effectiveness of Shake Shack Inc.’s internal control over financial reporting as of December 25, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 25, 2019, which was filed with the SEC on February 24, 2020;

•	our current reports on Form 8-K which were filed with the SEC on February 24, 2020, March 17, 2020, March 24, 2020, and April 17, 2020; and

•	the description of our Class A common stock in our registration statement on Form 8-A (File No. 001-36749), filed with the SEC on January 28, 2015, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement and accompanying prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and accompanying prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Shake Shack Inc.

225 Varick Street, Suite 301

New York, NY 10014

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.shakeshack.com when such reports are made available on the SEC’s website. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

PROSPECTUS

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Depositary Shares

Rights

Units

Offered, from time to time, by Shake Shack Inc.

and

12,318,993 Shares

of Class A Common Stock

Offered, from time to time, by the Selling Stockholders

Shake Shack Inc. (the “Company”) may, from time to time, offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide the specific terms of the securities to be offered in prospectus supplements and/or in free writing prospectuses accompanying this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein, before you invest in our securities.

In addition, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to 12,318,993 shares of our Class A Common Stock. Out of the 12,318,993 shares of our Class A Common Stock that our selling stockholders may offer and sell, (i) 3,148,757 shares of our Class A Common Stock were previously issued to certain of our selling stockholders and (ii) the remaining 9,170,236 shares of Class A Common Stock will be issued by us from time to time to certain of our stockholders who are also the holders of LLC Interests of SSE Holdings upon the redemption by such stockholders of an equivalent number of LLC Interests of SSE Holdings (and the surrender and cancellation of an equivalent number of shares of Class B Common Stock, par value $0.001 per share, of the Company).

We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. The registration of these shares of our Class A Common Stock does not necessarily mean that any of our Class A Common Stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of Class A Common Stock from time to time by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “SHAK.” We have two classes of common stock: Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock entitles its holder to one vote on all matters presented to our stockholders generally. All of our Class B Common Stock is held by the Continuing SSE Equity Owners (as defined herein) on a one-to-one basis with the number of LLC Interests of SSE Holdings they own. See “Glossary” and “Prospectus Summary.”

The last reported sale price of our Class A Common Stock on June 7, 2018 was $63.94 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our 2017 10-K (as defined herein), which is incorporated by reference herein, as well as in any other subsequently filed annual, quarterly or current reports.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2018.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A Common Stock or other securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings and the selling stockholders may sell up to 12,318,993 shares of Class A Common Stock in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholders are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As used in this prospectus, unless the context otherwise requires:

▪	“we,” “us,” “our,” the “Company,” “Shake Shack” and other similar references refer to Shake Shack Inc., and, unless otherwise stated, all of its subsidiaries, including SSE Holdings, LLC, which we refer to as “SSE Holdings,” and all of its subsidiaries. We are a holding company with no direct operations, and our principal asset is our equity interest in SSE Holdings. We also are the sole managing member of SSE Holdings.

▪	“Original SSE Equity Owners” refers to the owners of SSE Holdings prior to our IPO (as defined below), including the members of the Voting Group (as defined below).

▪	“Continuing SSE Equity Owners” refers to those Original SSE Equity Owners (and their affiliate transferees) that continue to own LLC Interests (as defined below) as of the date of this prospectus and who may redeem their remaining LLC Interests for shares of our Class A Common Stock, including the Meyer Group (as defined below), certain affiliates of LGP (as defined below), and certain of our executive officers.

ii

▪	“Former SSE Equity Owners” refers to those (i) Original SSE Equity Owners who previously redeemed all of their LLC Interests for shares of our Class A Common Stock and (ii) affiliates of former members of SSE Holdings, which, immediately after our IPO, we issued shares of our Class A Common Stock to as merger consideration upon the acquisition by way of merger of these affiliates that were owned by such former members.

▪	“IPO” refers to the Company’s IPO, which closed on February 4, 2015, of 5,750,000 shares of our Class A Common Stock at a public offering price of $21.00 per share.

▪	“LLC Interests” refers to the single class of common membership interests of SSE Holdings.

▪	“selling stockholders” refers to the existing stockholders who may offer or sell shares of Class A Common Stock pursuant to this prospectus, as identified in “Selling Stockholders,” comprised of (i) the Continuing SSE Equity Owners who prior to the consummation of any offering or sale will redeem their LLC Interests for shares of Class A Common Stock as described in the “Prospectus Summary—The Offering”, (ii) the Former SSE Equity Owners, and (iii) any stockholders who received shares of Class A Common Stock as a result of the Reorganization of USC.

▪	“Voting Group” refers collectively to (i) Daniel Meyer, (ii) the Daniel H. Meyer Investment Trust (the “Investment Trust”), (iii) the Daniel H. Meyer 2012 Gift Trust U/A/D 10/31/12 (the “Gift Trust”), of which Mr. Meyer’s spouse is a trustee and beneficiary, (ii) Gramercy Tavern Corp., which is controlled by Mr. Meyer, which we refer to as “GT,” which, together with Mr. Meyer, the Investment Trust and the Gift Trust, we refer to collectively as the “Meyer Group,” (iv) certain affiliates of Leonard Green & Partners, L.P., which we refer to as “LGP,” and (v) certain other Original SSE Equity Owners who are parties to the Stockholders Agreement, as amended, as described in “Certain Relationships and Related Party Transactions, and Director Independence—Stockholders Agreement” in our Annual Report on Form 10-K for the fiscal year ended December 27, 2017, filed with the SEC on February 26, 2018, incorporated by reference herein (the “2017 10-K”). The Voting Group holds Class A Common Stock and Class B Common Stock representing in the aggregate a majority of the combined voting power of our common stock.

TRADEMARKS

This prospectus and the documents incorporated by reference herein include our trademarks, trade names and service marks, such as “Shake Shack®,” “ShackBurger®,” “  ®,” “” “Shack-Cago Dog®,” “SmokeShack®,” “ShackMeister®,” “Shack20®,” “Pooch-ini®” and “Stand for Something Good®,” which are protected under applicable intellectual property laws and are our property. This prospectus and the documents incorporated by reference herein also contain trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Class A Common Stock or other securities. You carefully should read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

OVERVIEW OF SHAKE SHACK

Shake Shack is a modern day “roadside” burger stand serving a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, crinkle cut fries, shakes, beer, wine and more. Originally founded by Danny Meyer’s Union Square Hospitality Group (“USHG”), which owns and operates some of New York City’s most acclaimed and popular restaurants—Union Square Cafe, Gramercy Tavern, Blue Smoke, Jazz Standard, The Modern at the Museum of Modern Art, the Cafes at MOMA, Maialino, Untitled, North End Grill, Porchlight, Marta, Cafe Machio, Vini E Fritti, Martina and Daily Provisions—Shake Shack originated as a hot dog cart in 2001 to support the rejuvenation of New York City’s Madison Square Park through its Conservancy’s first art installation, “I Y Taxi.” The hot dog cart was an instant success, with lines forming daily throughout the summer months for the next three years. In response, the city’s Department of Parks and Recreation awarded Shake Shack a contract to create a kiosk to help fund the park’s future. In 2004, Shake Shack officially opened and immediately became a community gathering place for New Yorkers and visitors from all over the world and has since become a beloved New York City institution, garnering significant media attention, critical acclaim and a passionately-devoted following. Since its inception, Shake Shack has grown rapidly—with 159 Shacks, as of December 27, 2017, in 11 countries and 20 states, as well as the District of Columbia—and we continue to expand outside our home market bringing the Shake Shack experience to new customers around the world.

OUR CORPORATE INFORMATION

Shake Shack Inc. was incorporated as a Delaware corporation on September 23, 2014. Our corporate headquarters are located at 225 Varick Street, Suite 301, New York, New York 10014. Our telephone number is (646) 747-7200. Our principal website address is www.shakeshack.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, before making an investment decision. In particular, you should consider the matters discussed under “Risk Factors” in our 2017 10-K incorporated by reference herein, as well as other risk factors described under “Risk Factors” in any prospectus supplement and under a similar heading in other documents that are incorporated by reference in this prospectus. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be adversely affected. In that case, the trading price of our Class A Common Stock or other securities could decline, and you may lose all or part of your investment. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

The market price of our common stock has been and may continue to be volatile or may decline regardless of our operating performance.

The market price for our common stock has been and may continue to be volatile. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

▪	low same-Shack sales growth compared to market expectations;

▪	delays in the planned openings of new Shacks;

▪	temporary or prolonged Shack closures;

▪	quarterly variations in our operating results compared to market expectations;

▪	changes in preferences of our guests;

▪	adverse publicity about us, the industries we participate in or individual scandals;

▪	announcements of new offerings or significant price reductions by us or our competitors;

▪	stock price performance of our competitors;

▪	substantial future sales of our Class A Common Stock;

▪	changes in the price and availability of food commodities, particularly beef and dairy;

▪	fluctuations in stock market prices and volumes;

▪	actions by competitors;

▪	changes in senior management or key personnel;

▪	changes in financial estimates by securities analysts;

▪	negative earnings or other announcements by us or other restaurant companies;

▪	downgrades in our credit ratings or the credit ratings of our competitors;

▪	incurrence of indebtedness or issuances of capital stock;

▪	global economic, legal and regulatory factors unrelated to our performance; and

▪	the other factors listed in the “Risk Factors” section of our 2017 10-K or under a similar heading in other documents incorporated by reference in this prospectus.

Volatility in the market price of our common stock may cause investors to suffer a loss on their investment.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Sale of our Class A Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors, executive officers or significant stockholders of Shake Shack, may cause our stock price to decline.

If our existing stockholders, in particular our directors, executive officers or other affiliates, sell substantial amounts of our Class A Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of our Class A Common Stock could decline. In addition, sales of these shares of Class A Common Stock could impair our ability to raise capital, should we wish to do so. Up to 12,318,993 shares of our Class A Common Stock may be sold pursuant to this prospectus by the selling stockholders, which represents approximately 44.3% of our outstanding Class A Common Stock as of May 24, 2018. We cannot predict the timing or amount of future sales of our Class A Common Stock by selling stockholders named in this prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained or incorporated by reference in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, outlook and plans and objectives of management for future operations, including, among others, statements regarding expected new Shack openings, expected same-Shack sales growth, future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

▪	our inability to successfully identify and secure appropriate sites and timely develop and expand our operations;

▪	our inability to protect our brand and reputation;

▪	our failure to prevent food safety and food-borne illness incidents;

▪	shortages or interruptions in the supply or delivery of food products;

▪	our inability to maintain our international supply chain;

▪	our dependence on a small number of suppliers and a single distribution company for the majority of our domestic distribution needs;

▪	our inability to protect against security breaches of confidential guest information;

▪	competition from other restaurants;

▪	changes in consumer tastes and nutritional and dietary trends;

▪	our inability to manage our growth;

▪	our inability to open profitable Shacks;

▪	our failure to generate projected same-Shack sales growth;

▪	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;

▪	our dependence on long-term non-cancelable leases;

▪	our failure to meet the operational and financial performance guidance we provide to the public;

▪	our dependence on key members of our executive management team;

▪	our inability to identify or employ qualified individuals for our workforce;

▪	labor relations difficulties;

▪	our vulnerability to increased food commodity and energy costs;

▪	our vulnerability to health care costs and labor costs;

▪	our vulnerability to global financial market conditions;

▪	our sale of alcoholic beverages;

▪	our dependence on a limited number of licensees;

▪	our inability to maintain good relationships with our licensees;

▪	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

▪	our ability to adequately protect our intellectual property;

▪	our business model being susceptible to litigation;

▪	failure to obtain and maintain required licenses and permits to comply with alcoholic beverage or food control regulations;

▪	our vulnerability to adverse weather conditions in local or regional areas where our Shacks are located;

▪	our realization of any benefit from the tax receivable agreement entered into with the Continuing SSE Equity Owners and our organizational structure; and

▪	the Voting Group’s control of us.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference into this prospectus primarily on current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the matters described in these forward-looking statements is subject to risks, uncertainties and other factors described above and in the section of this prospectus and any accompanying prospectus supplement entitled “Risk Factors” and under a similar heading in documents incorporated by reference into this prospectus. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference into this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus (including, without limitation, the 2018 outlook included in our 10-Q for the quarterly period ended March 28, 2018, filed with the SEC on May 7, 2018) speak only as of the date made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities by us offered by this prospectus for general corporate purposes or the repayment of indebtedness. The net proceeds may be invested temporarily until they are used for their stated purpose or for general corporate purposes.

We will not receive any proceeds from the sale of Class A Common Stock from time to time by the selling stockholders of any of the shares of Class A Common Stock offered pursuant to this prospectus. The selling stockholders will receive all of the net proceeds from any such offer and sale.

REDEMPTIONS OR EXCHANGES OF LLC INTERESTS FOR CLASS A COMMON STOCK

Out of the 12,318,993 shares of Class A Common Stock that may be sold hereby, an aggregate of 9,170,236 shares of Class A Common Stock are issuable by us upon the redemptions by the Continuing SSE Equity Owners of an equivalent number of currently outstanding LLC Interests (and the surrender and cancellation of an equivalent number of shares of Class B Common Stock).

The Continuing SSE Equity Owners, from time to time, pursuant to the SSE Holdings LLC Agreement, as amended, may require SSE Holdings to redeem all or a portion of their LLC Interests for newly-issued shares of Class A Common Stock, which Shake Shack would contribute to SSE Holdings on a one-for-one basis. Shake Shack may, at its election, instead settle any redemption request by making a cash payment in accordance with the terms of the LLC Agreement. Share settlement will be the default payment unless and until a majority of the members of our Board of Directors who do not hold any LLC Interests elect cash settlement. In the event of cash settlement, Shake Shack would issue new shares of Class A Common Stock and use the proceeds from the sale of these newly-issued shares of Class A Common Stock to fund the cash settlement, which, in effect, limits the amount of the cash payment to the redeeming member. If we decide to make a cash payment, a Continuing SSE Equity Owner has the option to rescind its redemption request within a specified time period.

Each of the currently outstanding LLC Interests described above is paired with one share of our Class B Common Stock that will be surrendered and cancelled in connection with the redemption of such LLC Interests and the issuance of an equivalent number of shares of Class A Common Stock.

Shake Shack may, at its election, effect direct exchanges of LLC Interests with the Continuing SSE Equity Owners, rather than a redemption of LLC Interests by SSE Holdings, for either shares of Class A Common Stock or a cash payment.

When Continuing SSE Equity Owners redeem, or exchange, LLC Interests for shares of Class A Common Stock, Shake Shack receives an equivalent amount of LLC Interests, increasing its total ownership interest in SSE Holdings.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

For purposes of calculating these ratios: (i) “earnings” consist of the sum of: (x) pre-tax income from continuing operations before income or loss from equity investees and (y) fixed charges, excluding capitalized interest; and (ii) “fixed charges” consist of the sum of interest expense, capitalized interest, amortization of debt discount and premium and a portion of lease payments considered to represent an interest factor.

	Thirteen weeks ended		Years Ended
	March 28, 2018		December 27, 2017		December 28, 2016		December 30, 2015	December 31, 2014		December 25, 2013
Ratio of earnings to fixed charges	3.42	x	24.55	x	5.80	x	*	2.37	x	6.09	x

* Earnings for fiscal year ended December 30, 2015 were inadequate to cover fixed charges by $5,580. This was primarily driven by certain non-recurring expenses incurred in connection with the Company’s IPO.

Description of Debt Securities

We may offer unsecured general obligations, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and a trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. A form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The following briefly summarizes the material provisions of the form of indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, as well as the indenture and supplemental indenture, if any, will be filed with the SEC at the time of the offering.

Brief Description of the Debt Securities

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee or an affiliate thereof maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	any limit on the aggregate principal amount;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued;

•	any additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our amended and restated certificate of incorporation and our bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 200,000,000 shares of Class A Common Stock, par value $0.001 per share, 35,000,000 shares of Class B Common Stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock.

Common Stock

As of May 24, 2018, there are 27,811,480 shares of our Class A Common Stock issued and outstanding and 9,170,236 shares of our Class B Common Stock issued and outstanding.

Class A Common Stock

Voting Rights

Holders of our Class A Common Stock are entitled to cast one vote per share. Holders of our Class A Common Stock are not entitled to cumulate their votes in the election of directors. Generally, matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class. However, directors are elected by a plurality of the votes actually cast by stockholders in person or by proxy, voting together as a single class.

Dividend Rights

Holders of Class A Common Stock share ratably (based on the number of shares of Class A Common Stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of Class A Common Stock will be entitled to a pro rata distribution of any assets available for distribution to common stockholders.

Other Matters

Shares of Class A Common Stock are not subject to redemption and do not have preemptive rights to purchase additional shares of Class A Common Stock. Holders of shares of our Class A Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. All the outstanding shares of Class A Common Stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Issuance of Class B Common Stock with LLC Interests

Shares of Class B Common Stock will only be issued in the future to the extent necessary to maintain a one-to-one ratio between the number of LLC Interests held by the Continuing SSE Equity Owners and the number of shares of Class B Common Stock held by the Continuing SSE Equity Owners. Shares of Class B Common Stock are transferable only together with an equal number of LLC Interests. Shares of Class B Common Stock will be cancelled on a one-for-one basis if there is a redemption, or exchange, of LLC Interests of such Continuing SSE Equity Owners pursuant to the terms of the SSE Holdings LLC Agreement.

Voting Rights

Holders of Class B Common Stock are entitled to cast one vote per share, with the number of shares of Class B Common Stock held by each Continuing SSE Equity Owner being equivalent to the number of LLC Interests held by such Continuing SSE Equity Owner. Holders of our Class B Common Stock are not entitled to cumulate their votes in the election of directors.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class. However, directors are elected by a plurality of the votes actually cost by stockholders in person or by proxy, voting together as a single class.

Dividend Rights

Holders of our Class B Common Stock do not participate in any dividend declared by the board of directors.

Liquidation Rights

On our liquidation, dissolution or winding up, holders of Class B Common Stock will not be entitled to receive any distribution of our assets.

Transfers

Pursuant to our amended and restated certificate of incorporation and the SSE Holdings LLC Agreement, each holder of Class B Common Stock agrees that:

•	the holder will not transfer any shares of Class B Common Stock to any person unless the holder transfers an equal number of LLC Interests to the same person; and

•	in the event the holder transfers any LLC Interests to any person, the holder will transfer an equal number of shares of Class B Common Stock to the same person.

Other Matters

Shares of Class B Common Stock are not subject to redemption rights and do not have preemptive rights to purchase additional shares of Class B Common Stock. Holders of shares of our Class B Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B Common Stock. All outstanding shares of Class B Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A Common Stock.

Exclusive Venue

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware (“DGCL”) or our amended and restated certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Bylaws and Delaware Law

Our certificate of incorporation and bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We believe that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. Pursuant to the terms of the Stockholders Agreement, directors designated by the Meyer Group or LGP may only be removed with or without cause by the request of the party entitled to designate such director. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of at least a majority of the confirmed voting power of our Class A Common Stock and Class B Common Stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated certificate of incorporation provides that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our amended and restated certificate of incorporation provides that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that stockholder action by written consent is permitted only if the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by the board of directors.

Amendment of Amended and Restated Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66-2⁄3% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 66-2⁄3% of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate described above.

The foregoing provisions of our amended and restated certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

In addition, we are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a ’‘business combination’’ with any ’‘interested stockholder’’ for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A ’‘business combination’’ includes, among other things, a merger or consolidation involving us and the ’‘interested stockholder’’ and the sale of more than 10% of our assets. In general, an ’‘interested stockholder’’ is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors that are, in some cases, broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

▪	any breach of his duty of loyalty to us or our stockholders;

▪	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

▪	any transaction from which the director derived an improper personal benefit; or

▪	improper distributions to stockholders.

These indemnification provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunities

In recognition that partners, principals, directors, officers, members, managers and/or employees of the Original SSE Equity Owners and their affiliates and investment funds, which we refer to as the Corporate Opportunity Entities, may serve as our directors and/or officers, and that the Corporate Opportunity Entities may engage in activities or lines of business similar to those in which we engage, our amended and restated certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Corporate Opportunity Entities. Specifically, none of the Corporate Opportunity Entities has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do. In the event that any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Corporate Opportunity Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director of our Company who is also a partner, principal, director, officer, member, manager or employee of any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Corporate Opportunity Entity, we will not have any expectancy in such corporate opportunity. In the event that any other director of ours acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us we will not have any expectancy in such corporate opportunity unless such potential transaction or matter was presented to such director expressly in his or her capacity as such.

By becoming a stockholder in our Company, you will be deemed to have notice of and consented to these provisions of our amended and restated certificate of incorporation. Any amendment to the foregoing provisions of our amended and restated certificate of incorporation requires the affirmative vote of at least 66-2⁄3% of the votes which all our stockholders would be entitled to cast in any annual election of directors.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Shake Shack. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See “—Exclusive Venue’’ above.

Stockholders Agreement

The Company has entered into the Stockholders Agreement with the Voting Group pursuant to which the Voting Group has specified board representation rights, governance rights and other rights. See ’‘Certain Relationships and Related Party Transactions, and Director Independence—Stockholders Agreement” in our 2017 10-K.

Registration Rights Agreement

The Company has entered into the Registration Rights Agreement with the Original SSE Equity Owners pursuant to which the Original SSE Equity Owners have specified rights to require the Company to register all or any portion of their shares under the Securities Act. See ’‘Certain Relationships and Related Party Transactions, and Director Independence—Registration Rights Agreement” in our 2017 10-K.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is American Stock Transfer & Trust Company, LLC.

The New York Stock Exchange

Our Class A Common Stock is listed on the NYSE under the symbol “SHAK.”

Description of Warrants

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Brief Description of the Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at the exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of debt warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants;

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and

•	the exercise price.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement.

Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.

Brief Description of the Equity Warrants

We may issue warrants for the purchase of our equity securities, such as our preferred stock, common stock, depositary shares or units. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of depositary shares

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Description of rights

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. While the features we have summarized below will generally apply to any applicable security we may offer under this prospectus, we will describe the particular terms of any applicable security that we may offer in more detail in the applicable prospectus supplement. The specific terms of any applicable securities may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those applicable securities as well as for other reasons. Therefore, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock or other debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or other debt securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or other debt securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description of units

This section describes the general terms of the units we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the units. The accompanying prospectus supplement may add, update, or change the terms and conditions of the units as described in this prospectus.

General

We may issue units consisting of one or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Therefore, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

The particular terms of each issue of units, the unit agreement relating to the units and the unit certificates representing units will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

SELLING STOCKHOLDERS

The selling stockholders named below may, from time to time, offer or sell pursuant to this prospectus up to an aggregate of 12,318,993 shares of Class A Common Stock. The table below describes, as of May 24, 2018, each selling stockholder’s beneficial ownership of shares of our Class A Common Stock (a) according to the information available to us as of such date and (b) assuming each selling stockholder (i) has redeemed all LLC Interests held by such selling stockholder (and surrendered and cancelled an equivalent number of shares of Class B Common Stock) and (ii) has sold all of its shares of Class A Common Stock pursuant to this prospectus.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Class A Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Class A Common Stock that will be held by the selling stockholders upon termination of any particular offering or sale. See “Plan of Distribution.” When we refer to the selling stockholders in this prospectus, we mean the individual and entities listed in the table below, as well as their pledgees, donees, assignees, transferees and successors in interest.

All Continuing SSE Equity Owners are entitled to have their LLC Interests redeemed for Class A Common Stock on a one-for-one basis, or, at the option of Shake Shack, cash equal to the market value of the applicable number of shares of our Class A Common Stock. At Shake Shack’s election, Shake Shack may effect a direct exchange, rather than a redemption, of such shares of Class A Common Stock or such cash for such LLC Interests. In connection with our IPO, we issued to each Continuing SSE Equity Owner for nominal consideration one share of Class B Common Stock for each LLC Interest it owned. As a result, the number of shares of Class B Common Stock listed in the table below equals the number of LLC Interests each such Continuing SSE Equity Owner owns.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above, held by such person that are currently exercisable or will become exercisable within 60 days, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Any selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Based upon the applicable facts and circumstances, including when and how each selling stockholder’s respective shares of Class A Common Stock were acquired, none of the selling stockholders believes that it should be considered an “underwriter” within the meaning of such term under the Securities Act.

For information regarding material relationships and transactions between us and the selling stockholders, see the “Certain Relationships and Related Transactions, and Director Independence” section of our 2017 10-K and any disclosure under a similar heading in the documents incorporated by reference in this prospectus.

Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary.

	LLC Interests (and an equivalent amount of shares of Class B Common Stock) held prior to the offering		LLC Interests to be exchanged (and an equivalent amount of shares of Class B Common Stock to be surrendered and cancelled) in the offering(+)(1)		LLC Interests (and an equivalent amount of shares of Class B Common Stock) held after the offering(+)		Shares of Class A Common Stock held prior to the offering(^)			Shares of Class A Common Stock that may be sold in the offering(‡)		Shares of Class A Common Stock held after the offering(!)
Name and address of beneficial owner(2)	(#)	(% of LLC Interests outstanding)	(#)	(% of Class A Common Stock outstanding)(3)	(#)	(% of Class A Common Stock outstanding)(3)	(#)		(%)(4)	(#)	(%)(3)	(#)	(%)(3)
ALWM Qualified Minor’s Trust Dated 12/22/05	6,638	*	6,638	*	—	—	—		—	6,638	*	—	—
Ashley Campbell	15,235	*	15,235	*	—	—	—		—	15,235	*	—	—
Beth Stephens	3,344	*	3,344	*	—	—	—		—	3,344	*	—	—
CBM Qualified Minor’s Trust Dated 11/23/05	21,876	*	21,876	*	—	—	300	(5)	*	21,876	*	300	*
Daniel Meyer and Affiliates:(6)
Daniel Meyer	1,270,136	3.4%	1,270,136	3.4%	—	—	10,896	(7)	*	1,270,136	3.4%	10,896	*
Daniel H. Meyer Gift Trust U/A/D 10/31/12(8)	590,921	1.6%	590,921	1.6%	—	—	—		—	590,921	1.6%	—	—
Gramercy Tavern Corp.	2,690,263	7.3%	2,690,263	7.3%	—	—	—		—	2,690,263	7.3%	—	—
Daniel H. Meyer Investment Trust Dated 5/15/92(9)	—	—	—	—	—	—	660,318	(10)	2.4%	630,218	1.7%	30,100	*
David A. Swinghamer and Affiliate:
David A. Swinghamer	267,167	*	267,167	*	—	—	—		—	267,167	*	—	—
David A. Swinghamer Grat	20,000	*	20,000	*	—	—	—		—	20,000	*	—	—
Erin Moran	38,343	*	38,343	*	—	—	—		—	38,343	*	—	—
Granite Point Capital Master Fund, L.P.	—	—	—	—	—	—	5,000		*	5,000	*	—	—
GVM Qualified Minor’s Trust Dated 11/23/05	21,876	*	21,876	*	—	—	300	(5)	*	21,876	*	300	*
HLM Qualified Minor’s Trust Dated 11/23/05	21,876	*	21,876	*	—	—	300	(5)	*	21,876	*	300	*
ILWM Qualified Minor’s Trust Dated 12/22/05	5,438	*	5,438	*	—	—	300	(5)	*	5,438	*	300	*
Jamie Welch & Fiona Angelini	—	—	—	—	—	—	78,092	(11)	*	73,092	*	5,000	*
Jean Polsky Investment Trust Dated 3/21/97	4,844	*	4,844	*	—	—	300	(5)	*	4,844	*	300	*
Jeff Flug and Affiliate:
Jeff Flug	—	—	—	—	—	—	1,091	(7)	*	—	—	1,091	*
Flug 2015 GS Trust U/A/D 12/29/15(12)	372,574	1.0%	372,574	1.0%	—	—	—		—	372,574	1.0%	—	—
Jeff Uttz	—	—	—	—	—	—	183,079	(13)	*	171,579	*	11,500	*
Joan W. Harris Revocable Trust Dated 4/1/93	34,651	*	34,651	*	—	—	—		—	34,651	*	—	—
Jonathan Sokoloff	—	—	—	—	—	—	10,896	(7)	*	—	—	10,896	*
Karen Kochevar	35,000	*	35,000	*	—	—	—		—	35,000	*	—	—
Leonard Green Partners:(14)(15)
Green Equity Investors VI, L.P.	2,183,698	5.9%	2,183,698	5.9%	—	—	—		—	2,183,698	5.9%	—	—
Green Equity Investors Side VI, L.P.	—	—	—	—	—	—	1,301,490		4.7%	1,301,490	3.5%	—	—
LGP Malted Coinvest LLC	159,389	*	159,389	*	—	—	—		—	159,389	*	—	—
Laura Sloate	200,074	*	200,074	*	—	—	—		—	200,074	*	—	—
Marc Weiss Revocable Trust U/A/D 8/11/2003	6,354	*	6,354	*	—	—	500	(5)	*	6,854	*	500	*
Michael Romano	—	—	—	—	—	—	33,941	(16)	*	32,941	*	1,000	*
Orrin Devinsky	22,744	*	22,744	*	—	—	—		—	22,744	*	—	—
Paul Bolles-Beaven	—	—	—	—	—	—	72,328		*	72,328	*	—	—
PEM Qualified Minor’s Trust Dated 11/23/05	21,876	*	21,876	*	—	—	300	(5)	*	21,876	*	300	*
Randy Garutti and Affiliate:
Randy Garutti	514,051	1.4%	514,051	1.4%	—	—	421,282	(17)	1.5%	514,051	1.4%	421,282	1.1%
The Randall J. Garutti 2014 GST Trust(18)	55,972	*	55,972	*	—	—	—		—	55,972	*	—	—
Nancy Meyer and Affiliate:
Nancy Meyer	30,589	*	30,589	*	—	—	—		—	30,589	*	—	—
Nancy Meyer Revocable Trust(19)	—	—	—	—	—	—	1,900		*	1,900	*	—	—
Thomas Meyer	17,176	*	17,176	*	—	—	—		—	17,176	*	—	—
Richard Coraine and Affiliate:
Richard Coraine	127,924	*	127,924	*	—	—	—		—	127,924	*	—	—
Richard D. Coraine 2012 Family Trust(20)	244,401	*	244,401	*	—	—	—		—	244,401	*	—	—
Robert Vivian	50,851	*	50,851	*	—	—	46,151	(21)	*	58,351	*	38,651	*
Roxanne H. Frank Revocable Trust Dated 9/30/75	53,778	*	53,778	*	—	—	—		—	53,778	*	—	—
SEG Partners:(22)
SEG Partners, L.P.	—	—	—	—	—	—	88,081		*	88,081	*	—	—
SEG Partners II, L.P.	—	—	—	—	—	—	301,859		1.1%	301,859	*	—	—
SEG Partners Offshore Master Fund Ltd.	—	—	—	—	—	—	430,269		1.5%	430,269	1.2%	—	—
Thomas O’Neal Ryder Family Trust	45,814	*	45,814	*	—	—	32,050		*	77,814	*	—	—
VHP Special Trust For Jack Dated 12/31/12	7,332	*	7,332	*	—	—	—		—	7,332	*	—	—
Walter Robb	8,031	*	8,031	*	—	—	—		—	8,031	*	—	—

*	Represents beneficial ownership of less than 1%

(+)	Continuing SSE Equity Owners will redeem (or exchange), on a one-for-one basis, their LLC Interests for newly-issued shares of Class A Common Stock, to the extent they offer or sell shares of Class A Common Stock pursuant to this prospectus (and an equivalent number of shares of Class B Common Stock held by such selling stockholders will be surrendered and cancelled in connection with each such LLC Interest exchange). See “Certain Relationships and Related Transactions, and Director Independence—SSE Holdings LLC Agreement—LLC Interest Redemption Right” in our 2017 10-K.

(^)	Comprises (i) shares of Class A Common Stock acquired under the Company’s Directed Share Program, (ii) shares of Class A Common Stock previously issued to the Former SSE Equity Owners, (iii) shares of Class A Common Stock acquired as a result of the Reorganization of USC, and (iv) shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days.

(‡)	Comprises (i) shares of Class A Common Stock to be offered or sold by the Continuing SSE Equity Owners after giving effect to the redemption (or exchange) of their respective LLC Interests, (ii) shares of Class A Common Stock previously issued to the Former SSE Equity Owners, and (iii) shares of Class A Common Stock acquired as a result of the Reorganization of USC. None of the (x) shares of Class A Common Stock acquired under the Company’s Directed Share Program or (y) shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days will be sold in the offering.

(!)	Assumes the sale by the selling stockholders of all shares of Class A Common Stock registered pursuant to this prospectus.

(1)	Assumes all LLC Interests are redeemed (or exchanged) (and all shares of Class B Common Stock are surrendered and cancelled) for shares of Class A Common Stock.

(2)	Unless otherwise noted, the address for each beneficial owner listed on the table is c/o Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014.

(3)	Percentage of ownership calculated after adding the total number of shares of Class A Common Stock issued upon exchange of all outstanding LLC Interests held by the Continuing SSE Equity Owners to the existing number of shares of Class A Common Stock outstanding as of May 24, 2018.

(4)	Percentage of ownership calculated against the total number of shares of Class A Common Stock outstanding as of May 24, 2018.

(5)	Represents shares of Class A Common Stock acquired under the Company’s Directed Share Program.

(6)	Pursuant to the Stockholders Agreement, the Meyer Group has the right to cause all of the stock of GT and Union Square Cafe Corp. (“USC”) to be converted into and exchanged for shares of Class A Common Stock pursuant to a reorganization under Section 368(a) of the Internal Revenue Code (a “Reorganization”). The Meyer Group made such an election with respect to USC. To effect the Reorganization, a subsidiary of the Company merged with and into USC, resulting in (i) conversion and exchange of shares of USC for Class A Common Stock, (ii) cancellation of Class B Common Stock of the Company held by USC, and (iii) transfer of LLC Interests held by USC to the Company. The Investment Trust received 1,390,218 shares of Class A Common Stock in exchange for shares of USC, representing 80.462% interest in USC. The other shareholders received an aggregate of 337,586 shares of Class A Common Stock in exchange for shares of USC, representing 19.538% interest in USC, all of whom are included in the table as selling stockholders. The Meyer Group retain the ability to cause all of the stock of GT to be converted into and exchanged for shares of Class A Common Stock pursuant to a Reorganization.

(7)	Represents shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days.

(8)	Mr. Meyer’s spouse is a trustee and beneficiary of the Daniel H. Meyer 2012 Gift Trust U/A/D 10/31/12.

(9)	Mr. Meyer is the grantor, trustee and beneficiary of the Daniel H. Meyer Investment Trust dated 5/15/92.

(10)	Represents (i) 30,100 shares of Class A Common Stock acquired under the Company’s Directed Share Program and (ii) 630,218 shares of Class A Common Stock resulting from the Reorganization.

(11)	Includes 5,000 shares of Class A Common Stock acquired under the Company’s Directed Share Program.

(12)	Mr. Flug’s spouse is the trustee and beneficiary of the Flug 2015 GS Trust U/A/D 12/29/15.

(13)	Reflects the latest publicly available information regarding Mr. Uttz’s holdings. As of Mr. Uttz’s resignation from the Company effective March 13, 2017, Mr. Uttz ceased to publicly report his beneficial ownership of our securities.

(14)	Green Equity Investors VI, L.P., a Delaware limited partnership (“GEI VI”) is the direct owner of 0 shares of Class A Common Stock of Shake Shack Inc. and 2,183,698 shares of Class B Common Stock of Shake Shack Inc. (the “GEI VI Shares”). Green Equity Investors Side VI, L.P., a Delaware limited partnership (“GEI Side VI”), is the direct owner of 1,301,490 shares of Class A Common Stock and 0 shares of Class B Common Stock of Shake Shack Inc. (the “GEI Side VI Shares”). LGP Malted Coinvest LLC, a Delaware limited liability company (“Malted” and, collectively with GEI VI and GEI Side VI the “Green Funds”), is the direct owner of 0 shares of Class A Common Stock and 159,389 shares of Class B Common Stock of Shake Shack Inc. (the “Malted Shares” and, collectively with the GEI VI Shares and the GEI Side VI Shares, the “Green Shares”).

(15)	Voting and investment power with respect to the Green Shares may be deemed to be shared by certain affiliated entities. GEI Capital VI, LLC (“GEIC”), is the general partner of GEI VI and GEI Side VI. Green VI Holdings, LLC (“Holdings”) is a limited partner of GEI VI and GEI Side VI. Leonard Green & Partners, L.P. (“LGP”) is the management company of GEI VI, GEI Side VI, and Holdings. Peridot Coinvest Manager LLC (“Peridot”), an affiliate of LGP, is the manager of Malted. Each of GEI VI, GEI Side VI, Holdings, Malted, LGP, and Peridot disclaims such shared beneficial ownership of Shake Shack Inc.’s Class A Common Stock and Class B Common Stock. Jonathan D. Sokoloff may also be deemed to share voting and investment power with respect to such shares due to his positions with LGP and Peridot, and he disclaims beneficial ownership of such shares. Each of Messrs. John G. Danhakl, Jonathan D. Sokoloff and the other partners of LGP either directly (whether through ownership interest or position) or indirectly, through one or more intermediaries, may be deemed to control GEIC, LGP, and Peridot. As such, these individuals may be deemed to have shared voting and investment power with respect to all shares beneficially owned by GEI VI, GEI Side VI, Holdings, Malted, LGP, and Peridot. These individuals each disclaim beneficial ownership of the securities held by GEI VI, GEI Side VI, Holdings, Malted, LGP, and Peridot, except to the extent of their respective pecuniary interest therein. Each of the foregoing entity’s and individual’s address (other than the Company) is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(16)	Represents (i) 1,000 shares of Class A Common Stock acquired under the Company’s Directed Share Program and (ii) 32,941 shares of Class A Common Stock resulting from the Reorganization.

(17)	Includes (i) 3,100 shares of Class A Common Stock acquired under the Company’s Directed Share Program and (ii) 418,182 shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days.

(18)	Mr. Garutti’s spouse is a trustee and beneficiary of the Randall J. Garutti 2014 GST Trust.

(19)	Ms. Meyer is the beneficiary of the Nancy Meyer Revocable Trust.

(20)	Mr. Coraine’s spouse is a trustee and beneficiary of the Richard D. Coraine 2012 Family Trust.

(21)	Includes (i) 20,000 shares of Class A Common Stock acquired under the Company’s Directed Share Program and (ii) 18,651 shares of Class A Common Stock that the selling stockholder currently has the right to acquire or will have the right to acquire within 60 days.

(22)	Select Equity Group, L.P. (“Select Equity”), a limited partnership controlled by George S. Loening, has the power to vote or direct the vote of, and dispose or direct the disposition of, the shares beneficially owned by SEG Partners L.P., SEG Partners II, L.P. and SEG Partners Offshore Master Fund, Ltd. Select Equity is an investment adviser and possesses sole power to vote or direct the vote of, and dispose or direct the disposition of, 820,209 shares. George S. Loening is a control person and possesses sole power to vote or direct the vote of, and dispose or direct the disposition of, 820,209 shares. The address for Select Equity is Select Equity Group, L.P., 380 Lafayette Street New York, New York 10003.

PLAN OF DISTRIBUTION

We may sell the securities, and the selling stockholders may sell all or a portion of the shares of Class A Common Stock described in this prospectus from time to time, by a variety of methods, including the following:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	the over-the-counter market;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution for any sales by us of the securities, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the Securities and Exchange Commission under the Exchange Act, which are incorporated by reference.

Some of the shares of Class A Common Stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

If the selling stockholders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the selling stockholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling stockholder, the number of shares of Class A Common Stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of Class A Common Stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of Class A Common Stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. We will file a post-effective amendment to the registration statement of which this prospectus is a part to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A Common Stock from time to time pursuant to this prospectus or any prospectus supplement under Rule 424(b)(3) or other applicable provision under the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Class A Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Any such broker-dealer will be named as an underwriter in a prospectus supplement or post-effective amendment to the registration statement, of which this prospectus is a part, and any discounts and commissions to be paid to any such broker-dealer will be disclosed therein. At the time a particular offering of the shares of Class A Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Class A Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers.

There can be no assurance that any selling stockholders will sell any or all of the shares of Class A Common Stock covered by this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in market-making activities with respect to the shares of Class A Common Stock. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

We will not receive any cash proceeds from our issuance of shares of Class A Common Stock to the selling stockholders or the sale by the selling stockholders of our shares of Class A Common Stock pursuant to this prospectus. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of Class A Common Stock pursuant to this prospectus. We may be required to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against liabilities that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we or they may be entitled to contribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements of Shake Shack Inc. incorporated by reference in Shake Shack Inc.’s Annual Report (Form 10-K) for the year ended December 27, 2017 (including schedules appearing therein), and the effectiveness of Shake Shack Inc.’s internal control over financial reporting as of December 27, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2017, filed with the SEC on February 26, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2018, filed with the SEC on May 7, 2018;

•	our Current Report on Form 8-K, filed with the SEC on May 3, 2018; and

•	the description of our Class A Common Stock as set forth in our registration statement on Form 8-A (File No. 001-36749), filed with the SEC on January 28, 2015, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Shake Shack Inc.

225 Varick Street, Suite 301

New York, NY 10014

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement filed with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained or incorporated in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.shakeshack.com when such reports are made available on the SEC’s website. The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

3,416,070 Shares

Class A Common Stock

 _________________________

PROSPECTUS SUPPLEMENT

April 17, 2020

_________________________

J.P. Morgan	BofA Securities	Wells Fargo Securities